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                   AMENDMENT NUMBER 2 TO LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

     THIS AMENDMENT NUMBER 2, dated as of July 1, 1992 (this "Amendment Number 2") to the Letter of Credit and Reimbursement Agreement dated as of April 1, 1988 relating to $4,150,000 Economic Development corporation of the County of Ottawa Michigan Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as revised by that certain First Amendment to Reimbursement Agreements of October, 1988 (the "Reimbursement Agreement"), is made among HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BANQUE NATIONALE DE PARIS, a banking corporation organized and existing under the laws of The Republic of France, acting through its San Francisco Agency (the "Bank"). Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Reimbursement Agreement.

     WHEREAS, the Company and the Bank have entered into the Reimbursement Agreement, as amended, providing, among other things, for issuance by the Bank of its Letter of Credit (the "Letter of Credit"), issued on April 22, 1988 for the account of Hexcel Corporation;

     WHEREAS, the Company entered into a credit agreement dated September 26, 1986 between the Company, WELLS FARGO BANK, N.A. and MELLON BANK, N.A. (the "Wells-Mellon Credit Agreement");

     WHEREAS, the Company has entered into a new credit agreement dated April 29, 1991 among the Company, the various banks named therein and WELLS FARGO BANK, N.A. as agent for said banks (the "1991 Credit Agreement");

     WHEREAS, the 1991 Credit Agreement replaces the Wells-Mellon Credit Agreement and the Company and the Bank desire to amend the Reimbursement Agreement to reflect the terms of the 1991 Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to continue the Reimbursement Agreement, and in reliance upon the representations and warranties set forth at Section 2 hereof and subject to the satisfaction of the conditions set forth herein, the parties hereby agree as follows:

     1.   AMENDMENTS

     (a) EXHIBIT A. Exhibit A is hereby amended by adding the following definitions:

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          "1991 CREDIT AGREEMENT" shall mean the Credit Agreement dated April
     29, 1991 among the Company, the various banks named therein and WELLS FARGO BANK, N.A. as agent for said banks.

          "THE CREDIT AGREEMENT" shall mean for the period of time between September 26, 1986 and April 28, 1991 the Wells-Mellon Credit Agreement and for the period of time beginning April 29, 1991 and thereafter the 1991 Credit Agreement.

          "WELLS-MELLON CREDIT AGREEMENT" shall continue to have the meaning given in Exhibit A to the Reimbursement Agreement.

          "HEXCEL PROJECT BONDS" shall mean any of the following bonds:

          (a) The Economic Development Corporation of the County of Ottawa, Michigan, $4,150,000, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds, dated April 1, 1988 (Hexcel Corporation Project) - Zeeland, MI Facility;

          (b) The Industrial Development Authority of the County of Los Angeles, California, $6,200,000, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds, dated March 1, 1988 (Hexcel Corporation Project) - COI, CA Facility;

          (c) Young County #l Industrial Development Corporation $800,000, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project) - Graham, TX Facility;

          (d) Industrial Development Authority of the City of Casa Grande, Arizona, $2,050,000, Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds, dated March 1, 1988 (Hexcel Corporation Project) - Casa Grande, AZ Facility;

          (e) California Pollution Control Financing Authority, $750,000, Multi-Modal Interchangeable Rate, Pollution Control Revenue Refunding Bonds, dated April 1, 1988 (Hexcel Corporation Project) - Livermore, CA Facility;

          (f) Guadalupe-Blanco River Authority Industrial Development Corporation, $3,150,000 Multi-Modal Interchangeable Rate, Industrial Development Revenue Refunding Bonds, dated April 1, 1988 (Hexcel Corporation Project) - Seguin, TX Facility;

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          (g) City of Lancaster, Ohio, $1,000,000, Multi-Modal Interchangeable
     Rate, Industrial Development Revenue Refunding Bonds, dated April 1, 1988 (Hexcel Corporation Project) - Lancaster, OH Facility; and

          (h) Port of Skagit County Industrial Development Corporation, $3,000,000, Variable Rate Demand Revenue Bond, Series 1989 (Hexcel Corporation Project) - Burlington, WA Facility.

     (b) ARTICLE 6. Section 6.1 of the Reimbursement Agreement is hereby deleted in its entirety and the following Section 6.1 is inserted in its place:

          Section 6.1. CERTAIN 1991 CREDIT AGREEMENT COVENANTS. Comply and cause each Subsidiary to comply with the conditions, terms and agreements contained in Section 5 (excluding Section 5.01(b)) of the 1991 Credit Agreement as in effect as of April 29, 1991 and as subsequently amended or modified in accordance with Section 7.2 hereof, which condition, terms and agreements (including applicable defined terms) shall be deemed incorporated into this Agreement as if set forth herein in full, provided, however, that

          (a) the term "Borrower" as used in Section 5 of the 1991 Credit Agreement shall refer to the Company;

          (b) the terms "the Bank" or "the Banks" or similar terms used in
     Section 5 of the 1991 Credit Agreement shall refer to the Bank;

          (c) the terms "the Agreement" or "this Agreement" as used in Section 5 of the 1991 Credit Agreement shall refer to this Agreement;

          (d) the terms "Potential Default" and "Event of Default" as used in
     Section 5 of the 1991 Credit Agreement shall have the meanings given to those terms in Exhibit A of the Reimbursement Agreement;

     (c) ARTICLE 7. Section 7.2 of the Reimbursement Agreement is hereby deleted in its entirety and the following Section 7.2 is inserted in its place:

     Section 7.2 AMENDMENT OF THE 1991 CREDIT AGREEMENT. Amend, modify, request any waiver of or agree or consent to the amendment, modification or waiver of any provision of the 1991 Credit Agreement as incorporated into this Agreement by Section 6.1 hereof, provided, however, that the Bank's consent shall not be required for any amendment, modification or waiver which:

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          (a) would permit the Company or its Subsidiaries to create, incur or permit to exist Liens, not otherwise permitted in accordance with Section 5.02(c) of the 1991 Credit Agreement, securing Debt less than, in the aggregate, $7,500,000; or

          (b) would permit the Company or its Subsidiaries to create, incur or permit to exist Debt, not otherwise permitted in accordance with Section 5.02(e) of the 1991 Credit Agreement, less than, in the aggregate, $10,000,000; or

          (c) does not materially and adversely affect the obligations of the Company or the rights of the Bank under this Agreement (provided that no amendment, modification or waiver of any term or condition of Section 5.01(i)-(m) of the 1991 Credit Agreement shall be permitted under this clause (c)).

          The Company shall promptly notify the Bank in writing of any amendment, modification or waiver requested or granted in connection with
     Section 5 of the 1991 Credit Agreement, whether or not the Bank's consent is required in connection therewith.

     (d) SECTION 8. Section 8.1(h) and (i) are hereby amended by deleting reference to the "Wells-Mellon Credit Agreement" and inserting in each such place the words "Credit Agreement" .

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants, as of the date hereof, as follows:

     (a) REIMBURSEMENT AGREEMENT REPRESENTATIONS AND WARRANTIES.

          Except with respect to matters previously advised to the Bank in writing, all representations and warranties of the Company contained in
     Article 5 of the Reimbursement Agreement are true and correct on and as of the date hereof as though made on and as of said date (except for those representations and warranties contained in Sections 5.1, 5.11, 5.12 and 5.16).

     (b) FINANCIAL CONDITION.

          (1) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1990 and the related consolidated statements of income and changes in financial position for the fiscal year then ended, certified by Arthur

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     Anderson & Co., copies of which, as contained in or incorporated by reference in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 1990, have heretofore been furnished to the Bank and present fairly the consolidated results of their operations and changes in financial position for the fiscal year then ended; and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1991 and the related unaudited consolidated statements of income and changes in financial position for the three month period ended on such date, copies of which, as contained in the Company's Quarterly Report on Form 10Q for the fiscal quarter ended March 31, 1991, have heretofore been furnished to the Bank and present fairly the consolidated financial position of the Company and its Subsidiaries as at such date, and the consolidated results of their operations and changes in financial position for the three-month period then ended.

          (2) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied (except for any changes in principles with which the Company's accountants have concurred).

          (3) As at March 31, 1991, neither the Company nor any of its Subsidiaries had any asset, liability, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Company and its Subsidiaries taken as a whole, which was not reflected in the foregoing statements. Neither the Company nor any of its Subsidiaries has any material contingent obligations which are not disclosed in the most recent financial statements of the Company and its Subsidiaries.

          (4) Since March 31, 1991, there has been no material adverse change in the business, or prospects, operations, property or financial or other condition of the Company which would materially adversely affect the Company's ability to meet its obligations hereunder and under the Related Documents.

          (c) NO DEFAULT. No event has occurred and is continuing, or would result from this Amendment Number 2, from the making of the 1991 Credit Agreement, or any transaction contemplated thereby, which constitutes an Event of Default or Potential Event of Default. Neither the Company nor any Subsidiary is in default in any respect under or with respect to any material contract, agreement, arrangement or instrument to which it is a party or by which it or any of its assets may be bound or affected (including, without limitation, the Wells/Mellon Credit Agreement, the 1991 Credit Agreement or the Reimbursement Agreement), and no

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     Event of Default or Potential Default has occurred and is continuing.
     Neither the Company nor any Subsidiary is in default under any material order, award or decree of any court, arbitrator, or other Governmental Authority or other Person binding upon or affecting it or by which any of its assets may be bound or affected. Neither the Company nor any Subsidiary is subject to any order, award or decree which could materially adversely affect its ability to carry on its business as presently conducted or as proposed to be conducted or to perform its obligations under any other order, award or decree.

     (d) DUE AUTHORIZATION; CORPORATE POWER; BINDING OBLIGATIONS.

          The Company has taken or caused to be taken all requisite corporate action to authorize the execution, issuance and delivery of, and the performance of its obligations under, this Amendment Number 2 and the 1991 Credit Agreement, and any and all instruments and documents required to be executed or delivered pursuant to or in connection herewith or therewith. The execution and delivery of, and performance by the Company of its obligations under this Amendment Number 2 and the 1991 Credit Agreement and any and all instruments or documents required to be executed in connection herewith or therewith were and are within the powers of the Company and will not violate any provision of any applicable law, regulation, decree or governmental authorization, or its bylaws, and will not violate or cause a default under any provision of any contract, agreement, mortgage, indenture or other undertaking to which it is a party or which is binding upon it or any of its property or assets, and will not result in the imposition or creation of any lien, charge or encumbrance upon any of its properties or assets pursuant to the provisions of any such contract, agreement, mortgage, indenture or undertaking. This Amendment Number 2 and the 1991 Credit Agreement each constitute valid and legally binding obligations of the Corporation, which obligations are enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and provided that the availability of equitable remedies is subject to the application of equitable principles.

     (e) UNFUNDED LIABILITIES. As of December 31, 1990, neither the Company nor any Subsidiary has unfunded liabilities (actual or contingent) with respect to any pension, benefit or health and medical plan in connection


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     with any of its employees, whether organized or otherwise which, in the aggregate, exceed $1,000,000.00.

     (f)  MATERIAL DEBT.   Attached hereto as Exhibit A to this Amendment
     Number 2 is a list of all presently outstanding Material Debt.

     (g)  CREDIT AGREEMENT.   The Company has delivered to the Bank a true and
     complete copy of the Credit Agreement (including all schedules and exhibits thereto) and all related agreements and amendments thereto.

     3. EFFECTIVE DATE OF AMENDMENT.

          This Amendment Number 2 is effective as of the date first written above.

     4. NO WAIVER.

     Nothing contained herein in this Amendment Number 2 or the Credit Agreement or any other document or instrument executed in connection herewith or therewith, nor any action taken by the Bank or the Company in connection with this Amendment Number 2 or the Credit Agreement or any other action contemplated hereby or thereby shall in any event be construed or deemed to constitute a waiver of any past, present or future Event of Default or Potential Event of Default.

     5. FULL FORCE AND EFFECT.

     Except as specifically modified by this Amendment Number 2, all of the terms and provisions of the Reimbursement Agreement shall remain in full force and effect.

     6. COUNTERPARTS.

     This Amendment Number 2 may be executed in two or more counterparts, each of which shall be an original, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

     7. EXPENSES.

     Without limiting any provision of the Reimbursement Agreement, the Company agrees to pay any and all costs and expenses of the Bank, without limitation, in connection with the preparation, negotiation, execution, delivery, administration and enforcement of, and any litigation arising from this Amendment Number 2.

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     8. SEVERABILITY.

     Any provision of this Amendment Number 2 or the Reimbursement Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or thereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     9. GOVERNING LAW.

     This Amendment Number 2 shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                              HEXCEL CORPORATION


                              /s/ William W. Wondolowski
                              ----------------------------------------
                              By: WILLIAM W. WONDOLOWSKI
                              Title: TREASURER



                              BANQUE NATIONALE DE PARIS, acting through its San Francisco Agency


                              /s/ Judith A. Dowling
                              ----------------------------------------
                              By: JUDITH A. DOWLING
                              Title: V.P.


                              /s/ Katherine Wolfe
                              ----------------------------------------
                              By: K. WOLFE
                              Title: A.V.P.

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